UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2018

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 19, 2018, in accordance with the bylaws of Gulfport Energy Corporation (the “Company”), the Board of Directors of the Company (the “Board”) appointed Deborah G. Adams as a member of the Board. As provided in the Company’s bylaws, Ms. Adams will serve until the next Annual Meeting of Stockholders of the Company or until her earlier death, resignation or removal. The Board also appointed Ms. Adams to serve on its audit committee and its compensation committee.

Ms. Adams served as Senior Vice President of Health and Safety, Project and Procurement with Phillips 66 from May 2014 until her retirement in October 2016. From 2008 to May 2014, Ms. Adams served as President of Transportation for Phillips 66 and ConocoPhillips. Prior to this position, Ms. Adams worked as general manager and Chief Procurement Officer for ConocoPhillips beginning in 2005. From 2003 to 2005, Ms. Adams served as general manager, International Refining, for ConocoPhillips. Before this role, Ms. Adams served as general manager, Global Downstream Information Systems following the ConocoPhillips merger in 2002. Ms. Adams began her career in 1983 as a process engineer in the refining division of the Conoco Global Engineering Department before moving through a variety of business development, planning, supply and trading and operations positions. She also served on several of ConocoPhillips’ joint venture boards during her tenure at ConocoPhillips. In addition, Ms. Adams has served on the board of directors of MRC Global Inc. and as a member of its audit committee and its compensation committee since October 2017. Ms. Adams served two full terms on the board of BakerRipley from February 2012 to February 2018 and currently serves as a member of the Foundation Board of Trustees and the Board of Governors for the Oklahoma State University. In 2014, Ms. Adams was inducted into the Oklahoma State University College of Engineering, Architecture and Technology Hall of Fame and in 2015, the Oil and Gas Diversity Council named Ms. Adams to the list of the Top 50 Most Powerful Women in Oil and Gas. Ms. Adams received a Bachelor of Science degree in chemical engineering from Oklahoma State University in 1983.

The equity compensation provided by the Company to all of its non-employee directors includes an annual grant of restricted stock units with an aggregate value of approximately $125,000. In connection with her appointment to the Board, Ms. Adams received 2,898 restricted stock units under the Company’s 2013 Restated Stock Incentive Plan (the “Plan”), representing a pro-rated portion of the annual non-employee director grant to reflect her service on the Board commencing on March 19, 2018. Consistent with the awards granted to the other non-employee directors, Adams’ restricted stock units will vest on the earlier of June 8, 2018 and the date of the 2018 Annual Meeting of Stockholders of the Company, provided Ms. Adams is in continuous service on such date. Ms. Adams will also receive the cash compensation offered to all of the Company’s non-employee directors for services on the Board and its committees, as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on May 1, 2017.

Item 7.01.	Regulation FD Disclosure

On March 21, 2018, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated March 21, 2018 entitled “Gulfport Energy Corporation Appoints Deborah G. Adams to its Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: March 21, 2018	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer